                                                                  EXECUTION COPY
================================================================================


                       XM Satellite Radio Holdings Inc.

                                 $125,000,000

                 7.75% CONVERTIBLE SUBORDINATED NOTES DUE 2006


                          __________________________

                                   INDENTURE

                           Dated as of March 6, 2001

                          __________________________


                          __________________________

                   UNITED STATES TRUST COMPANY OF New York,

                                  as Trustee

                          __________________________



================================================================================

                            CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                             Indenture Section
310 (a)(1)                                                                   7.10
    (a)(2)............................................................       7.10
    (a)(3)............................................................        N.A.
    (a)(4)............................................................        N.A.
    (a)(5)............................................................       7.10
    (b)...............................................................       7.10
    (c)...............................................................        N.A.
311 (a)...............................................................       7.11
    (b)...............................................................       7.11
    (c)...............................................................        N.A.
312 (a)...............................................................       2.05
    (b)...............................................................      12.03
    (c)...............................................................      12.03
313 (a)...............................................................       7.06
    (b)(1)............................................................      10.03
    (b)(2)............................................................       7.07
    (c)...............................................................    7.06;12.02
    (d)...............................................................       7.06
314 (a)...............................................................    4.03;12.02
    (b)...............................................................       10.02
    (c)(1)............................................................       12.04
    (c)(2)............................................................       12.04
    (c)(3)............................................................        N.A.
    (d)...............................................................  10.03, 10.04, 10.05
    (e)...............................................................       12.05
    (f)...............................................................        N.A.
315 (a)...............................................................        7.01
    (b)...............................................................     7.05,12.02
    (c)...............................................................        7.01
    (d)...............................................................        7.01
    (e)...............................................................        6.11
316 (a) (last sentence)...............................................        2.09
    (a)(1)(A).........................................................        6.05
    (a)(1)(B).........................................................        6.04
    (a)(2)............................................................         N.A
    (b)...............................................................        6.07
    (c)...............................................................        2.12
317 (a)(1)............................................................        6.08
    (a)(2)............................................................        6.09
    (b)...............................................................        2.04
318 (a)...............................................................       12.01

Trust Indenture
Act Section                                                        Indenture Section
(b)................................................................        N.A.
(c)................................................................      12.01

N.A. means not applicable.
                  *  This Cross Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I. DEFINITIONS; TRUST INDENTURE ACT................................................................   1
 Section 1.01  Definitions.................................................................................   1
 Section 1.02  Other Definitions...........................................................................   5
 Section 1.03  Incorporation by Reference of Trust Indenture Act...........................................   6
 Section 1.04  Rules of Construction.......................................................................   6
ARTICLE II. THE NOTES......................................................................................   7
 Section 2.01  Form and Dating.............................................................................   7
 Section 2.02  Execution and Authentication................................................................   8
 Section 2.03  Registrar and Paying Agent..................................................................   8
 Section 2.04  Paying Agent to Hold Money in Trust.........................................................   9
 Section 2.05  Holder Lists................................................................................   9
 Section 2.06  Transfer and Exchange.......................................................................   9
 Section 2.07  Replacement Notes...........................................................................  12
 Section 2.08  Outstanding Notes...........................................................................  13
 Section 2.09  Treasury Notes..............................................................................  13
 Section 2.10  Temporary Notes.............................................................................  13
 Section 2.11  Cancellation................................................................................  13
 Section 2.12  Defaulted Interest..........................................................................  14
 Section 2.13  CUSIP Numbers...............................................................................  14
ARTICLE III. REDEMPTION....................................................................................  14
 Section 3.01  Notices to Trustee..........................................................................  14
 Section 3.02  Selection of Notes to Be Redeemed...........................................................  14
 Section 3.03  Notice of Redemption........................................................................  15
 Section 3.04  Effect of Notice of Redemption..............................................................  16
 Section 3.05  Deposit of Redemption Price.................................................................  16
 Section 3.06  Notes Redeemed in Part......................................................................  16
 Section 3.07  Optional Redemption.........................................................................  16
 Section 3.08  Mandatory Redemption........................................................................  16
 Section 3.09  Change in Control Offer.....................................................................  16
ARTICLE IV. COVENANTS......................................................................................  18
 Section 4.01  Payment of Notes............................................................................  18
 Section 4.02  Compliance Certificate......................................................................  18
 Section 4.03  Stay, Extension and Usury Laws..............................................................  19
 Section 4.04  Corporate Existence.........................................................................  19
 Section 4.05  Taxes.......................................................................................  19
 Section 4.06  Change in Control...........................................................................  19
ARTICLE V. CONVERSION......................................................................................  20
 Section 5.01  Conversion Privilege........................................................................  20
 Section 5.02  Conversion Procedure........................................................................  20
 Section 5.03  Fractional Shares...........................................................................  21
 Section 5.04  Taxes on Conversion.........................................................................  21
 Section 5.05  Company to Provide Stock....................................................................  21
 Section 5.06  Adjustment of Conversion Price..............................................................  22
 Section 5.07  No Adjustment...............................................................................  23
 Section 5.08  Other Adjustments...........................................................................  23
 Section 5.09  Adjustments for Tax Purposes................................................................  24
 Section 5.10  Notice of Adjustment........................................................................  24

 Section 5.11  Notice of Certain Transactions..............................................................  24
 Section 5.12  Effect of Reclassifications, Consolidations, Mergers or Sales on
                 Conversion Privilege......................................................................  24
 Section 5.13  Trustee's Disclaimer........................................................................  25
ARTICLE VI. SUBORDINATION..................................................................................  25
 Section 6.01  Agreement to Subordinate and Ranking........................................................  25
 Section 6.02  No Payment on Notes if Senior Debt in Default...............................................  26
 Section 6.03  Distribution on Acceleration of Notes; Dissolution and
                Reorganization; Subrogation of Notes.......................................................  27
 Section 6.04  Reliance by Senior Debt on Subordination Provisions.........................................  29
 Section 6.05  No Waiver of Subordination Provisions.......................................................  29
 Section 6.06  Trustee's Relation to Senior Debt...........................................................  30
 Section 6.07  Other Provisions Subject Hereto.............................................................  30
ARTICLE VII. SUCCESSORS....................................................................................  30
 Section 7.01  Limitation on Merger, Sale or Consolidation.................................................  30
ARTICLE VIII. DEFAULTS AND REMEDIES........................................................................  31
 Section 8.01  Events of Default...........................................................................  31
 Section 8.02  Acceleration................................................................................  33
 Section 8.03  Other Remedies..............................................................................  33
 Section 8.04  Waiver of Past Defaults.....................................................................  33
 Section 8.05  Control by Majority.........................................................................  33
 Section 8.06  Limitation on Suits.........................................................................  33
 Section 8.07  Rights of Holders to Receive Payment........................................................  34
 Section 8.08  Collection Suit by Trustee..................................................................  34
 Section 8.09  Trustee May File Proofs of Claim............................................................  34
 Section 8.10  Priorities..................................................................................  34
 Section 8.11  Undertaking for Costs.......................................................................  35
ARTICLE IX. TRUSTEE........................................................................................  35
 Section 9.01  Duties of Trustee...........................................................................  35
 Section 9.02  Rights of Trustee...........................................................................  36
 Section 9.03  Individual Rights of Trustee................................................................  36
 Section 9.04  Trustee's Disclaimer........................................................................  36
 Section 9.05  Notice of Defaults..........................................................................  37
 Section 9.06  Reports by Trustee to Holders...............................................................  37
 Section 9.07  Compensation and Indemnity..................................................................  37
 Section 9.08  Replacement of Trustee......................................................................  38
 Section 9.09  Successor Trustee by Merger, Etc............................................................  39
 Section 9.10  Eligibility; Disqualification...............................................................  39
 Section 9.11  Preferential Collection of Claims Against Company...........................................  39
ARTICLE X. DISCHARGE OF INDENTURE..........................................................................  39
 Section 10.01 Termination of Company's Obligations........................................................  39
 Section 10.02 Repayment to Company........................................................................  39
ARTICLE XI. AMENDMENTS, SUPPLEMENTS AND WAIVERS............................................................  39
 Section 11.01 Without Consent of Holders..................................................................  39
 Section 11.02 With Consent of Holders.....................................................................  40
 Section 11.03 Compliance with Trust Indenture Act.........................................................  41
 Section 11.04 Revocation and Effect of Consents...........................................................  41
 Section 11.05 Notation on or Exchange of Notes............................................................  42
 Section 11.06 Trustee Protected...........................................................................  42
ARTICLE XII. MISCELLANEOUS.................................................................................  42

 Section 12.01  Trust Indenture Act Controls................................................................  42
 Section 12.02  Notices.....................................................................................  42
 Section 12.03  Communication by Holders with Other Holders.................................................  43
 Section 12.04  Certificate and Opinion as to Conditions Precedent..........................................  43
 Section 12.05  Statements Required in Certificate or Opinion...............................................  43
 Section 12.06  Rules by Trustee and Agents.................................................................  43
 Section 12.07  Legal Holidays..............................................................................  43
 Section 12.08  No Recourse Against Others..................................................................  44
 Section 12.09  Governing Law, submission to jurisdiction...................................................  44
 Section 12.10  Counterparts and Facsimile Signatures.......................................................  44
 Section 12.11  Variable Provisions.........................................................................  44
 Section 12.12  Governing Law, submission to jurisdiction...................................................  45
 Section 12.13  No Adverse Interpretation of Other Agreements...............................................  45
 Section 12.14  Successors..................................................................................  45
 Section 12.15  Severability................................................................................  45
 Section 12.16  Table of Contents, Headings, Etc............................................................  45

     INDENTURE, dated as of March 6, 2001, between XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01 hereof) of the Company's 7.75% Convertible Subordinated Notes due 2006 (the "Notes"):

                                  ARTICLE I.
                       DEFINITIONS; TRUST INDENTURE ACT

Section 1.01  Definitions.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided that beneficial ownership of 10% of more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition the terms "controlling." "controlled by," and "under common control with" shall have correlative meanings.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means a duly authorized resolution of the Board of Directors.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Change in Control" means the occurrence of one or more of the following events: (i) any person or group, other than a Permitted Owner, acquires direct or indirect beneficial ownership of shares of the Company's capital stock (by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) sufficient to entitle such person to exercise more than 50% of the total voting power of all classes of the Company's capital stock entitled to vote generally in elections of directors, unless the closing price per share of the Company's Class A Common Stock for any five trading days within the period of ten consecutive trading days ending immediately after the announcement of such change in control equals or exceeds 105% of the Conversion Price of Notes in effect on each such trading day, or (ii) the Company sells, leases, exchanges or otherwise transfers, in one transaction or a series of related transactions, all or substantially all of its assets to any person or group, other than to a Permitted Owner.

     "Class A Common Stock" means the Class A common stock, par value $0.01 per share, of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

     "Company" means XM Satellite Radio Holdings Inc. and any and all successors thereto.

     "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company's Board of Directors beginning not more than 20 trading days before, and ending not later than the relevant date of the applicable event and the date immediately preceding the record date fixed in connection with that event.

     "Daily Market Price" means the price of a share of Class A Common Stock on the relevant date, determined (a) on the basis of the daily closing or last reported sale price regular way of the Class A Common Stock as reported on the Nasdaq National Market, or if the Class A Common Stock is not then listed on the Nasdaq National Market, as reported on such national securities exchange upon which the Class A Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Class A Common Stock is not listed on the Nasdaq National Market or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fundamental Change" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation in which all or substantially all outstanding shares of the Company's Class A Common Stock are converted into or exchanged for stock, other securities, cash or assets.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Holder" means a Person in whose name a Note is registered in the register referred to in Section 2.03.

     "Indebtedness" means (i) all of the Company's indebtedness, obligations and other liabilities, contingent or otherwise, including (a) for borrowed money,
(b) overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks or other lenders, whether or not evidenced by notes or similar instruments, or (c) evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to all of the Company's assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (ii) all of the Company's reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, banker's acceptances or similar facilities;
(iii) all of the Company's obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company's balance sheet, or under other leases for facilities equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, as determined by the Company;
(iv) all of the Company's obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements (or any personal property included as part of any such lease) which provides that the Company be contractually obligated to purchase or cause a third party to purchase the leased property and thereby Guarantee a residual value of leased property to the lessor and all of the Company's obligations under such lease or related document to purchase or to cause a third party to purchase the leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP); (v) all of the Company's obligations, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (vi) all of the Company's direct or indirect Guarantees or similar agreements to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another person of the kind described in clauses (i) through (v); (vii) any indebtedness or other obligations described in clauses (i) through (vi) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company, regardless of whether the indebtedness or other obligation secured thereby has been assumed by the Company; and (viii) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (i) through (vii) of this definition.

     "Indenture" means this Indenture, as amended from time to time.

     "Interest Payment Date" means each semiannual interest payment date on March 1 and September 1 of each year commencing on September 1, 2001.

     "Issuance Date" means the date on which the Notes are first authenticated and issued.

     "Nasdaq National Market" means the National Association of Securities Dealers, Inc. Automated Quotation System National Market.

     "Notes" means any of the securities as defined in the second paragraph of the preamble hereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof..

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Owner" means Motient Corporation, General Motors Corporation, DIRECTV and Clear Channel Communications, Inc. and their respective Affiliates

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     "Record Date" means each semiannual record date on February 15 and August 15 of each year commencing on August 15, 2001.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, Guaranteed or in effect Guaranteed by the Company. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business;
(b) the Company's Indebtedness to any of its Subsidiaries or (c) the Company's Indebtedness that expressly provides that it shall not be senior in right of payment to the Notes or expressly provides that it is pari passu with or junior to the Notes.

     "Significant Subsidiary" means any Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     "Subsidiary" means with respect to any specified Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02  Other Definitions.

                                                            Defined
                     Term                                  in Section
                     ----                                  -----------
               "Agent Member"............................      2.01
               "Bankruptcy Law"..........................      8.01
               "Change in Control Offer".................      3.09
               "Change in Control Payment"...............      4.06
               "Commencement Date".......................      3.09
               "Conversion Agent"........................      2.03
               "Conversion Date".........................      5.02
               "Conversion Price"........................      5.01
               "Custodian"...............................      8.01
               "Event of Default"........................      8.01
               "Global Note".............................      2.01

                                                            Defined
                     Term                                  in Section
                     ----                                  -----------
               "Legal Holiday"...........................     12.07
               "Non-Payment Default".....................      6.02
               "Offer Amount"............................      3.09
               "Paying Agent"............................      2.03
               "Payment Blockage Notice".................      6.02
               "Payment Blockage Period".................      6.02
               "Payment Default".........................      6.02
               "Purchase Date"...........................      3.09
               "Redemption Date".........................      3.01
               "Registrar"...............................      2.03
               "Tender Period"...........................      3.09


Section 1.03  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.

     Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e)  provisions apply to successive events and transactions;

          (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

          (g)  a reference to "$" or U.S. Dollars is to United States dollars.

                                  ARTICLE II.
                                   THE NOTES

Section 2.01  Form and Dating.

          (a)  General.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without coupons in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)  Global Notes.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto) (the "Global Note"). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c)  Book-Entry Provisions.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.02  Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual or facsimile signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate (1) Notes for original issue up to an aggregate principal amount stated in Section 5 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $125,000,000 except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

Section 2.03  Registrar and Paying Agent.

     The Company shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where the Notes may be presented for payment ("Paying Agent") and (iii) an office or agency where the Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional Conversion Agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or Subsidiary of the Company) shall have no further liability for the money. If the Company or Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of all Holders and the Company shall otherwise comply with TIA (S)312(a).

Section 2.06  Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
     2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this
     Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
          Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
          (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
          (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in
     Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
     Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of an Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

     (f) Legends. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (h)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.06, hereof).

     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07  Replacement Notes.

     If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes, including accrued and unpaid interest, payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes.

     Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company.

The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.

     If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders on a subsequent special record date. The Company shall fix any such record date and payment date, provided that no such record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Company shall mail to Holders a notice that states the special record date, the related payment date and amount of such interest to be paid.

Section 2.13  CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other notices as a convenience to Holders of Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of a Change in Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption or Change in Control Offer shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE III.

                                  REDEMPTION

Section 3.01  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof, it shall notify the Trustee of the redemption date (a "Redemption Date") and the principal amount of Notes to be redeemed. The Company shall give the notice provided for in this Section
3.01 at least 30 days but no more than 60 days before the Redemption Date, unless a shorter notice period shall be satisfactory to the Trustee. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

Section 3.02  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by a method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

     If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereunder, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03  Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the redemption price;

          (c) if any Note is to be redeemed in part only, the portion of the principal amount thereof redeemed, and that, after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

          (f) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (h)  the "CUSIP" number of the Notes to be redeemed.

     Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Class A Common Stock of the Company will expire.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided that the Company shall have delivered to the Trustee, at least 60 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

Section 3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the Redemption Date at the price set forth in the Note. A notice of redemption may not be conditional.

Section 3.05  Deposit of Redemption Price.

     On or before the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date unless theretofore converted into Class A Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07  Optional Redemption.

     The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08  Mandatory Redemption

     The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.09  Change in Control Offer.

          (a) In the event that, pursuant to Section 4.06 hereof, the Company shall commence an offer to all Holders of the Notes to purchase Notes (the "Change in Control Offer"), the Company shall follow the procedures in this
     Section 3.09.

          (b) The Change in Control Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 60 calendar days following its commencement (the "Commencement Date") (as determined in accordance with

     Section 4.06 hereof), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Purchase Date"), the Company shall purchase the principal amount of all of the Notes required to be purchased pursuant to Section
     4.06 hereof (the "Offer Amount").

          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change in Control Offer.

          (d) The Company shall provide the Trustee with notice of the Change in Control Offer at least 10 days before the Commencement Date.

          (e) On or before the 30th day after the Change in Control, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Change in Control Offer and shall state:

               (i) that the Change in Control Offer is being made pursuant to this Section 3.09 and Section 4.06 hereof, that all Notes validly tendered will be accepted for payment and the length of time the Change in Control Offer will remain open;

               (ii) the purchase price (as determined in accordance with Section 4.06 hereof) and the Purchase Date, and that all Notes tendered will be accepted for payment;

               (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Company defaults in the payment of the purchase price, any Note or portion thereof accepted for payment pursuant to the Change in Control Offer will cease to accrue interest after the Purchase Date;

               (v) that Holders electing to have a Note or portion thereof purchased pursuant to any Change in Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase upon a Change in Control" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

               (vii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion shall be equal to $1,000 or an integral multiple thereof in principal amount; and

               (viii)  the "CUSIP" number of the Notes to be purchased.

          (f) On or prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, accept for payment the Notes or portions thereof properly tendered pursuant to the Change in Control Offer and deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.09. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder, or, if any Holder requests in writing, wire transfer immediately available funds to an account previously specified in writing by such Holder to the Company and the Paying Agent, an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company will publicly announce in a newspaper of general circulation the results of the Change in Control Offer on or as soon as practicable after the Purchase Date.

          (g) The Change in Control Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Holders to tender their Notes. To the extent that the provisions of any securities laws or regulations conflict with the Change in Control provisions of this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change in Control provisions of the Indenture by virtue of such conflict.

                                  ARTICLE IV.
                                   COVENANTS

Section 4.01  Payment of Notes.

     The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal and premium, if any, at the rate borne by the Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02  Compliance Certificate.

     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Notes are prohibited.

     One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

     The Company will, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

Section 4.03  Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04  Corporate Existence.

     Subject to Article VII hereof, to the extent permitted by law the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole.

Section 4.05  Taxes.

     The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 4.06  Change in Control.

     Upon the occurrence of a Change in Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's

Notes on a date fixed by the Company that is no earlier than 30 nor later than 60 days from the date the Company gives notice of the Change in Control. The Company shall be required to make a Change in Control Offer for an amount of cash equal to 100% of the principal amount of the Notes on the Purchase Date, plus accrued and unpaid interest, if any to the Purchase Date (the "Change in Control Payment").

     Notwithstanding the foregoing, the Company shall not be required to make a Change in Control Offer if a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements of
Section 3.09 that the Company would otherwise be required to make and that third party purchases all of the Notes validly tendered and not withdrawn in such offer.

                                  ARTICLE V.
                                  CONVERSION

Section 5.01  Conversion Privilege.

     A Holder of a Note may convert it into fully paid and nonassessable shares of Class A Common Stock at any time after 90 days following the Issuance Date and prior to maturity at the Conversion Price then in effect, except that, with respect to any Note called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Class A Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of such Note by the conversion price in effect on the Conversion Date (the "Conversion Price").

     The initial Conversion Price is stated in Section 12 of the Notes and is subject to adjustment as provided in this Article V.

     A Holder may convert a portion of a Note equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it.

Section 5.02  Conversion Procedure.

     To convert a Note, a Holder must satisfy the requirements in Section 11 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Class A Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.03 hereof. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Class A Common Stock upon such conversion as the stockholder of record of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Class A Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

     No payment or other adjustment shall be made for accrued interest or dividends on any Class A Common Stock issued upon conversion of the Notes. If any Notes are converted during any period after any Record Date for the payment of an installment of interest but before the next Interest Payment Date, interest for such notes will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of such Notes. Any Notes that are, however, delivered to the Company for conversion after any Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. The payment to the Company described in the preceding sentence shall not be required if, during that period between a Record Date and the next Interest Payment Date, a conversion occurs on or after the date that the Company has issued a redemption notice and prior to the date of redemption stated in such notice. No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

     If a Holder converts more than one Note at the same time, the number of whole shares of Class A Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

     Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 5.03  Fractional Shares.

     The Company will not issue fractional shares of Class A Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Class A Common Stock on the trading day prior to the date of conversion.

Section 5.04  Taxes on Conversion.

     The issuance of certificates for shares of Class A Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Class A Common Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

Section 5.05  Company to Provide Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Notes for shares of Class A

Common Stock. All shares of Class A Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued .

Section 5.06  Adjustment of Conversion Price.

     The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) Stock split and combinations. In case the Company, at any time or from time to time after the issuance date of the Notes (a) subdivides or splits the outstanding shares of its Class A Common Stock, (b) combines or reclassifies the outstanding shares of its Class A Common Stock into a smaller number of shares or (c) issues by reclassification of the shares of its Class A Common Stock any shares of its capital stock, then the Conversion Price in effect immediately prior to that event or the record date for that event, whichever is earlier, will be adjusted so that the holder of any Notes thereafter surrendered for conversion will be entitled to receive the number of shares of the Company's Class A Common Stock or of its other securities which the Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those Notes been surrendered for conversion immediately before the occurrence of that event or the record date for that event, whichever is earlier;

          (b) Stock Dividends in Class A Common Stock. In case the Company, at any time or from time to time after the issuance date of the Notes, pays a dividend or make a distribution in shares of its Class A Common Stock on any class of its capital stock other than dividends or distributions of shares of Class A Common Stock or other securities with respect to which adjustments are provided in paragraph (1) above or with respect to payments of interest or dividend obligations with respect to a particular series of capital stock in accordance with the terms of such capital stock, the Conversion Price will be adjusted so that the Holder of each Note will be entitled to receive, upon conversion of that Note, the number of shares of the Company's Class A Common Stock determined by multiplying (a) the Conversion Price by (b) a fraction, the numerator of which will be the number of shares of Class A Common Stock outstanding and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution;

          (c) Issuance of rights or warrants. In case the Company issues to all holders of its Class A Common Stock rights or warrants entitling those holders to subscribe for or purchase its Class A Common Stock at a price per share less than the current market price, the Conversion Price in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive those rights or warrants will be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the sum of the number of shares of the Company's Class A Common Stock outstanding at the close of business on that record date and the number of shares of Class A Common Stock that the aggregate offering price of the total number of shares of the Company's Class A Common Stock so offered for subscription or purchase would purchase at the Current Market Price and the denominator of which is the sum of the number of shares of Class A Common Stock outstanding at the close of business on that record date and the number of additional shares of the Company's Class A Common Stock so offered for subscription or purchase. For purposes of this paragraph (3), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of the Company's Class A Common Stock will be deemed to be the issuance of rights or warrants to purchase shares of the Company's Class A Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of the Company's Class A Common Stock. This adjustment will be made successively whenever any such event occurs;

          (d) Distribution of indebtedness, securities or assets. In case the Company distributes to all holders of its Class A Common Stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets, other than Class A Common Stock, rights or warrants referred to in paragraph (3) above or an ordinary dividend payable exclusively in cash and other than as a result of a Fundamental Change described in paragraph (5) below, the Conversion Price in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the Current Market Price on that record date less the fair market value, as determined by the Company's Board of Directors, of the portion of those evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Class A Common Stock and the denominator of which is the Current Market Price. This adjustment will be made successively wherever any such event occurs;

          (e) Fundamental changes. If a Fundamental Change occurs, the Holder of each Note outstanding immediately before that Fundamental Change occurred, will have the right upon any subsequent conversion to receive, but only out of legally available funds, to the extent required by applicable law, the kind and amount of stock or other securities, cash and assets that that Holder would have received if that share had been converted immediately prior to the Fundamental Change.

Section 5.07  No Adjustment.

     No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

Section 5.08  Other Adjustments.

          (a) In the event that, as a result of an adjustment made pursuant to
     Section 5.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Class A Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in this Article V.

          (b) In the event that shares of Class A Common Stock are not delivered after the expiration of any of the rights or warrants referred to in
     Section 5.06(b) and Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered.

Section 5.09  Adjustments for Tax Purposes.

     The Company may make such reductions in the Conversion Price, in addition to those required by Section 5.06 hereof, as it determines in its discretion to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

Section 5.10  Notice of Adjustment.

     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment. Unless and until a Trust Officer of the Trustee shall receive written notice of an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 5.11  Notice of Certain Transactions.

     In the event that:

     (1) the Company takes any action which would require an adjustment in the Conversion Price;

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.12; or

     (3) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be, to permit a Holder of a Note to convert such Note into shares of Class A Common Stock prior to the Record Date for or the effective date of the transaction in order to receive the rights, warrants, securities or assets which a holder of shares of Class A Common Stock on that date may receive. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.11.

Section 5.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Class A Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Class A Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the event that the shares of Class A Common Stock are exchanged or substituted for other securities in connection with any such reclassification, change, consolidation, merger, sale or conveyance, such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to subsection (e) of Section 5.06 hereof, to receive stock or other securities, cash or assets upon conversion of a Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a Holder of Class A Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 5.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 5.13  Trustee's Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 5.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12 hereof.

                                  ARTICLE VI.
                                 SUBORDINATION

Section 6.01  Agreement to Subordinate and Ranking.

     The Company, for itself and its successors, and each Holder, by its acceptance of Notes, agree that the payment of the principal of or interest on or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt. The Notes shall rank pari passu with, and shall not be senior in right of payment to, such other Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred, issued or Guaranteed by the Company, where the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness ranks pari passu with or junior to the Notes.

Section 6.02  No Payment on Notes if Senior Debt in Default.

     Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Notes, and no redemption, purchase, or other acquisition of the Notes, shall be made by or on behalf of the Company if (i) a default in the payment of Senior Debt occurs and is continuing beyond any applicable period of grace (a "Payment Default"), or (ii) a default other than a Payment Default on any Senior Debt occurs and is continuing that permits the Holders of Senior Debt to accelerate its maturity, and the trustee receives notice of such default (a "Payment Blockage Notice") from the Company or from any holders of Senior Debt or such holder's representative (a "Non-Payment Default"), but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Senior Debt) (a) in the case of a Payment Default, upon the date on which such Payment Default is cured or waived or ceases to exist, and (b) in the case of a Non-Payment Default, the earliest of the date on which such Non-Payment Default is cured or waived or ceases to exist or 180 days from the date notice is received, if the maturity of the Senior Debt has not been accelerated. Upon termination of the Payment Blockage Period, payments on account of principal of or interest on the Notes (other than, subject to Section 6.03 hereof, amounts due and payable by reason of the acceleration of the maturity of the Notes) and redemptions, purchases or other acquisitions shall be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (a) only one Payment Blockage Notice with respect to the same Non-Payment Default or any other Non-Payment Default on the same issue of Senior Debt existing or continuing at the time of such Payment Blockage Notice may be given and (b) no new Payment Blockage Period may be commenced by the Holder or holders of Senior Debt or their representative or representatives, unless 360 consecutive days have elapsed since the initial effectiveness of the immediately preceding Payment Blockage Notice.

     In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

Section 6.03 Distribution on Acceleration of Notes; Dissolution and Reorganization; Subrogation of Notes.

     (a) If the Notes are declared due and payable because of the occurrence of an Event of Default, the Company or the Trustee shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration.

     (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

          (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Notes;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Article VI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article VI to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

     Nothing contained in this Article VI or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as between the Company and its creditors, other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes or (ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article VI of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

     Upon distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 9.01 hereof, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article VI or elsewhere in this Indenture, or in any of the Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 6.03(d) hereof of the facts which would prohibit the making of such application.

     (c) The provisions of this Article VI shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

     (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article VI. The Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article VI or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions in this Article VI, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any Holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section
9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less then three Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this Section 6.03(d), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (e) The provisions of this Section 6.03 applicable to the Trustee shall also apply to any Paying Agent for the Company.

Section 6.04  Reliance by Senior Debt on Subordination Provisions.

     Each Holder of any Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article VI, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article VI shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Notes provided in this Article VI.

Section 6.05  No Waiver of Subordination Provisions.

     Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

Section 6.06  Trustee's Relation to Senior Debt.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligation, as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article VI.

     Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any Holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article VI and to file and prove all claims therefore and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article VI.

Section 6.07  Other Provisions Subject Hereto.

     Expect as expressly stated in this Article VI, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Notes are subject to the provisions of this Article VI. However, nothing in this Article VI shall apply to or adversely affect the claims of, or payment, to, the Trustee pursuant to Section 9.07 hereof. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01 hereof.

                                 ARTICLE VII.
                                  SUCCESSORS

Section 7.01  Limitation on Merger, Sale or Consolidation.

     The Company may not, directly or indirectly, consolidate with or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets, on a consolidated basis, whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless:

          (a) the Company is the resulting or surviving corporation, or such successor, transferee or lessee, if other than the Company, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the Obligations of the Company under this Indenture and the Notes by means of a supplemental indenture entered into with the Trustee; and

          (b) after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Upon any permitted consolidation, merger conveyance, transfer or lease of the Company's properties and assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein in the same manner as the Company is named, and when a successor corporation duly assumes all of the Obligations of the Company under this Indenture and the Notes (except in the case of a lease), the Company will be released from its Obligations and covenants under the Indenture and the Notes, except as to any Obligations or covenants that arise from or as a result of such transaction.

        For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, of all or substantially all of the properties and assets of one or more Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiary, would constitute all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

                                 ARTICLE VIII.
                             DEFAULTS AND REMEDIES

Section 8.01  Events of Default.

        An "Event of Default" occurs if:

          (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable, whether or not prohibited by the subordination provisions hereof;

          (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon optional redemption, in connection with a Change in Control Offer, upon declaration or otherwise, whether or not prohibited by the subordination provisions hereof;

          (c) the Company fails to observe or perform for a period of 30 days after notice any covenant or agreement contained in Sections 4.06 and
        7.01 hereof (other than, in the case of Section 4.06, a failure to purchase Notes in connection with a Change in Control Offer) hereof;

          (d) the Company or any of its Subsidiaries fail to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee;

          (e) the Company or any of its Subsidiaries fails to pay when due principal or interest on Indebtedness for money borrowed by the Company or its Subsidiaries, the principal amount of which exceeds $20.0 million, including any applicable grace periods, or the acceleration of such Indebtedness, that is not cured or withdrawn within 15 days after the date of written notice from the Trustee to the Company or from Holders of 25% in the aggregate principal amount of the then outstanding Notes to the Company and the Trustee;

          (f) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i)    commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (iv) makes a general assignment for the benefit of its creditors; or

               (v) generally is unable to pay its debts as the same become due;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of its property;

               (iii) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

          (h) the Company or any of its Subsidiaries fail to pay final judgments aggregating in excess of $10.0 million (net of any commissions with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 8.02  Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses (f) or (g) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of and interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 8.01 hereof occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In addition, if an Event of Default specified in clause (f) or (g) of Section 8.01 hereof occurs with respect to any Significant Subsidiary or Significant Subsidiaries of the Company, the Trustee by notice to the Company, or Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes due and payable.

Section 8.03  Other Remedies.

     Subject to Article VI hereof, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04  Waiver of Past Defaults.

     The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. When a Default or Event of Default is waived, it is cured and ceases; but (except as specifically provided in such written notice) no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05  Control by Majority.

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 8.06  Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and , if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 8.07  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this
Section 8.07.

Section 8.08  Collection Suit by Trustee.

     If an Event of Default specified in Section 8.01(a) or (b), hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:   to the Trustee for amounts due under Section 9.07 hereof;

     Second:  to the holders of Senior Debt to the extent required by Article
              VI;

     Third:   to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Fourth:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section 8.10.

Section 8.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
8.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE IX.
                                    TRUSTEE

Section 9.01  Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

              (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01.

              (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

              (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02  Rights of Trustee.

              (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

              (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e) or (f) (and subsection (a) or (b) if the Trustee does not act as Paying Agent) of Section 8.01 or of the identity of any Significant Subsidiary or of any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary unless either (1) a Trust Officer of the Trustee assigned to its corporate trust department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

Section 9.03  Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

Section 9.04  Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

Section 9.05  Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 9.06  Reports by Trustee to Holders.

        Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) if and to the extent required by such (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

        A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

Section 9.07  Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel), losses, damages or liabilities incurred by it, except as set forth in the next paragraph, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses, and the costs and expenses of enforcing this Indenture (including this Section 9.07) against the Company and of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

        Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(f) or (g) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        All amounts owing to the Trustee under this Section 9.07 shall be payable by the Company in United States dollars.

Section 9.08  Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 9.08.

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b);

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08 hereof, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 9.09  Successor Trustee by Merger, Etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10  Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA (S) 310(b).

Section 9.11  Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE X.
                            DISCHARGE OF INDENTURE

Section 10.01  Termination of Company's Obligations.

        This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

Section 10.02  Repayment to Company.

        The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

        The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

                                  ARTICLE XI.
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01  Without Consent of Holders.

        The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

       (a) to cure any ambiguity, omission, defect or inconsistency;

       (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

       (c) to comply with Sections 5.12 and 7.01 hereof;

       (d) to reduce the conversion price;

       (e) to increase the aggregate principal amount of the Notes issuable pursuant to Section 2.02 hereof, in an amount not in excess of $18,750,000, in the event that the underwriters that are underwriting the Notes exercise the over-allotment option granted to them by the Company;

       (f) to make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder; or

       (g) to comply with the requirements of the SEC in order to maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
11.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 11.02  With Consent of Holders.

     Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of a majority in principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 11.02 may not:

       (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

       (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions of Section 6 of the Notes, except for repurchases of the Notes pursuant to Section 3.09 of this Indenture and Section 10 of the Notes;

       (c) reduce the rate of or change the time for payment or accrual of interest on any Note;

       (d) waive a default in the payment of the principal of or interest on any Note, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

       (e)  increase the Conversion Price;

       (f) make any Note payable in money other than that stated in the Notes;

       (g) make any change in Section 8.04 or 8.07 hereof;

       (h) waive a redemption payment with respect to any Note;

       (i) impair the right to convert the Notes into Class A Common Stock;

       (j) modify Article V or VI in a manner adverse to the Holders of Notes;
     and

       (k) make any change in the foregoing amendment and waiver provisions of this Article XI.

     To secure a consent of the Holders under this Section 11.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

Section 11.03  Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 11.04  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through
(j) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

Section 11.05  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

Section 11.06  Trustee Protected.

     The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                  ARTICLE XII.
                                 MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls.

     This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Notes pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

Section 12.02  Notices.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03  Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 12.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.02) shall include:

          (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 12.08  No Recourse Against Others.

     A director, officer, employee, agent, incorporator, stockholder or agent of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.09  Governing Law, submission to jurisdiction.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF TIE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 12.10  Counterparts and Facsimile Signatures.

     This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.11  Variable Provisions.

     The first certificate pursuant to Section 4.02 hereof shall be for the fiscal year ended December 31, 2001.

     The reporting date for Section 9.06 hereof is February 15, of each year. The first reporting date is February 15, 2002.

     The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

     The Company's address is:

          XM Satellite Radio Holdings Inc.
          1500 Eckington Place, NE
          Washington, D.C. 20002
          Telecopy: (202) _____________
          Attention: Chief Financial Officer

     The Trustee's address is:

          United States Trust Company of New York
          114 West 47/th/ Street
          New York, N.Y. 10036
          Telecopy: (212) 852-1626
          Attention: Corporate Trust Division

Section 12.12  Governing Law, submission to jurisdiction.

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 12.13  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.14  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.15  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.16  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              XM SATELLITE RADIO HOLDINGS INC.

                              By:________________________________________
                                   Name:
                                   Title:


                              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                              By:_______________________________________
                                   Name:
                                   Title: